                                                                  Exhibit (a)(9)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Issuer Tender Offer Statement on Schedule 13E-4 pertaining to DataTRAK International, Inc. (formerly known as Collaborative Clinical Research, Inc.) of our report dated February 5, 1999, with respect to the consolidated financial statements of DataTRAK International, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1998, filed with the Securities and Exchange Commission.
                                          /s/ Ernst & Young LLP
                                          Cleveland, Ohio
                                          July 9, 1999